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As filed with the Securities and Exchange Commission on February 25, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First SecurityFed Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4177515 (I.R.S. Employer Identification No.)

936 N. Western Avenue
Chicago, Illinois 60622
(Address of principal executive offices, including zip code)

First SecurityFed Financial, Inc.
Recognition and Retention Plan
(Full title of the plan)

Copy to:

Julian E. Kulas President and Chief Executive Officer First SecurityFed Financial, Inc. 936 N. Western Avenue Chicago, Illinois (773) 772-4500	Kip A. Weissman, Esq. Jenkens & Gilchrist, A Professional Corporation 901 15th Street, N.W., Suite 900 Washington, D.C. 20005-2301
(Name, address, and telephone number including area code of agent for service for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock (par value $0.01 per share)	223,666 shares	$34.760(2)	$7,774,630.16(2)	$985.05

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock which, by reason of certain events specified in the employee benefit plan described herein, may become subject to the employee benefit plan.

(2)
Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the common stock on the Nasdaq National Market on February 23, 2004.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the First SecurityFed Financial, Inc. Recognition and Retention Plan, which we refer to as the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        Such documents are not being filed with the Securities and Exchange Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        The following documents previously or concurrently filed by First SecurityFed Financial, Inc. with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

        (a)   First SecurityFed Financial, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 000-23063) filed on March 31, 2003, with the Securities and Exchange Commission;

        (b)   First SecurityFed Financial, Inc.'s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2003 (File No. 000-23063) filed on May 15, August 13 and November 14, 2003, respectively, with the Securities and Exchange Commission;

        (c)   all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by audited financial statements contained in the Annual Report on Form 10-K referred to in Item 3(a) above; and

        (d)   the description of the Common Stock, par value $0.01 per share, of First SecurityFed Financial, Inc. set forth in the Registration Statement on Form 8-A12G, filed with the Securities and Exchange Commission on September 11, 1997, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by First SecurityFed Financial, Inc. with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

        First SecurityFed shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such persons, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary.

        All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.    Description of Securities

        Not applicable.

Item 5.    Interests of Named Experts and Counsel

        Not applicable.

Item 6.    Indemnification of Directors and Officers

        Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

        Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for: (i) any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) engaging in any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation requires that directors and officers be indemnified to the maximum extent permitted by Delaware law.

        The Registrant has a policy of directors' liability insurance, which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.    Exemption From Registration Claimed

        Not applicable.

Item 8.    Exhibits

        See Exhibit Index.

Item 9.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois, on February 25, 2004.

First SecurityFed Financial, Inc.
By:	/s/ Julian E. Kulas Julian E. Kulas President, Chief Executive Officer, Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Julian E. Kulas his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates included:

/s/ Julian E. Kulas Julian E. Kulas President, Chief Executive Officer and Director Date: February 25, 2004	/s/ Steve Babyk Steve Babyk Director Date: February 25, 2004
/s/ Lila Maria Bodnar Lila Maria Baodnar Recording Secretary and Director Date: February 25, 2004	/s/ Myron Dobrowolsky Myron Dobrowolsky Director Date: February 25, 2004
/s/ Terry Gawryk Terry Gawryk Secretary and Director Date: February 25, 2004	/s/ George Kawka George Kawka Director Date: February 25, 2004
/s/ Paul Nadzikewycz Paul Nadzikewycz Chairman of the Board Date: February 25, 2004	/s/ Jaroslav H. Sydorenko Jaroslav H. Sydorenko Director Date: February 25, 2004
/s/ Chrysta Wereszczak Chrysta Wereszcazk Director Date: February 25, 2004	/s/ Harry Kucewicz Harry Kucewicz Principal Financial and Accounting Officer Date: February 25, 2004

Exhibit Index

Exhibit	Description of Exhibit
4.1	Certificate of Incorporation of First SecurityFed Financial, Inc. (Previously filed with the Securities and Exchange Commission on July 21, 1997, as an exhibit to First SecurityFed Financial, Inc.'s Registration Statement on Form S-1 (File No. 333-31739) and incorporated herein by reference)
4.2
Bylaws of First SecurityFed Financial, Inc. (Previously filed with the Securities and Exchange Commission as an exhibit to First SecurityFed Financial, Inc.'s Registration Statement on Form S-1 (File No. 333-31739) and incorporated herein by reference)
4.3
First SecurityFed Financial, Inc.'s Recognition and Retention Plan (Previously filed with the Securities and Exchange Commission on March 24, 1998, as an exhibit to First SecurityFed Financial, Inc.'s Definitive Proxy Statement relating to the 1998 Annual Meeting of Stockholders (File No. 000-23063) and incorporated herein by reference)
5.1*	Opinion of Jenkens & Gilchrist, A Professional Corporation
23.1*	Consent of Jenkens & Gilchrist, A Professional Corporation (included in their opinion filed as Exhibit 5.1)
23.2*	Consent of Crowe Chizek and Company LLC
24**	Power of Attorney

*
Filed herewith
**
Contained in Signature Page

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PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
Exhibit Index